UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 23, 2013

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26927	77-0443643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13854 Lakeside Circle, Suite 248

Sterling Heights, Michigan 48313

(Address of principal executive offices)  (zip code)

(855) 410-8509

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WWA Group, Inc.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 19, 2011, we entered into a Securities Purchase Agreement with Asher Enterprises, Inc. pursuant to which we sold to Asher an 8% Convertible Promissory Note in the original principal amount of $32,500 (the “Note”). The Note has a maturity date of May 21, 2014, and is convertible into our common stock, par value $0.001 per share (the “Common Stock”) at the Variable Conversion Price.  The “Variable Conversion Price” shall mean 51% multiplied by the Market Price (representing a discount rate of 49%). For purposes of the Note, “Market Price” means the average of the lowest three (3) Trading Prices from the Common Stock during the thirty (30) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The number of shares issuable upon conversion is limited so that the Holder’s total beneficial ownership of our common stock may not exceed 9.99% of the total issued and outstanding shares. This condition may be waived at the option of the holder upon not less than 61 days notice.

Upon conversion of the Note in whole or in part, we will be obligated to deliver the conversion stock to the holder within three (3) business days of our receipt of notice of conversion. Failure to timely deliver conversion stock will cause us to incur daily penalties. The conversion price will be subject to adjustment in the event of certain dilutive issuances of securities, distributions of stock or assets to shareholders, mergers, consolidations, and certain other events. Pre-payment of the Note will result in certain penalties depending on the time of pre-payment, and will not be allowed after 120 days.  The purchase and sale of the Note closed on August 23, 2013, the date that the purchase price was received by us.

The foregoing description of the key terms of the Securities Purchase Agreement and the Note is qualified in its entirety by the full text of the related documents, which are filed as Exhibits 10.01 and 10.02 to this Current Report on Form 8-K.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of unregistered securities to Asher is incorporated by reference into this Item 3.02. Asher is an accredited investor as defined in Rule 501(a) of Regulation D and the offer and sale of the Notes to Asher was exempt from registration under Rule 506 of Regulation D.

 ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement between WWA Group, Inc. and Asher Enterprises, Inc., dated August 19, 2013

10.2	Convertible Promissory Note between WWA Group, Inc. and Asher Enterprises, Inc., dated August 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2013	WWA Group, Inc.
a Nevada corporation
/s/ Tom Nix

By: Tom Nix
Its: Chief Executive Officer and Director